Exhibit 11.


Peat Marwick LLP
Two Central Park Plaza      Telephone 402-348-1450    Telefax 402-348-0152
Suite 1501
Omaha, NE 68102

233 South 13th Street
Suite 1600                  Telephone 402-476-1216    Telefax 402-476-1944
Lincoln, NE 68508-2041



August 14, 1997


Securities and Exchange Commission
Washington. D.C. 20549

Ladies and Gentlemen.:

We were previously principal accountants for KPM Funds, Inc. and under the date of July 12, 1996, we reported on the financial statements of KPM Funds, Inc. (comprised of KPM Equity and KPM Fixed Income Portfolios) as of and for the year ended June 30, 1996 and the period from July 5, 1994 (commencement of operations) to June 30, 1995. On August 1, 1997, our appointment as principal accountants was terminated. We have read KPM Funds, Inc.'s statements included under Item 77K of its Form N-SAR dated August 28, 1997, and we agree with such statements.

Very truly yours,


/s/KPMG Peat Marwick LLP

Exhibit 11.


                          INDEPENDENT AUDITORS' CONSENT



     We consent to the incorporated by reference in this Post-Effective Amendment No. 4 to Registration Statement No. 33-78234 of KPM Funds, Inc. filed on Form N-1A of our report dated July 25, 1997 appearing in the Annual Report dated June 30, 1997, and to the reference to us under the headings "Auditors" and "Financial Highlights" in the Prospectus and "Auditors" in the Statement of Additional Information, which is a part of such Registration Statement.


DELOITTE & TOUCHE LLP



Lincoln, Nebraska
September 25, 1997